Exhibit 10.2

AMENDMENT TO FORWARD PURCHASE CONTRACT

AMENDMENT No. 1 (this “Amendment”), dated as of December 16, 2016, to the Forward Purchase Contract (the “Agreement”), dated as of July 16, 2014, between MIHI LLC, a Delaware limited liability company (“MIHI”), and Terrapin 3 Acquisition Corporation, a Delaware corporation (“Terrapin”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement;

WHEREAS, pursuant to that certain Amended and Restated Business Combination Agreement, dated as of September 28, 2016, between Yatra Online, Inc. and Terrapin (the “Business Combination Agreement”), it is a condition to the obligation of the parties under the Business Combination Agreement that the parties hereto enter into this Amendment; and

WHEREAS, pursuant to and in accordance with Section 9.8 of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1.          Amendments.

(a)          The first two sentences of the introductory paragraph of the Agreement are hereby deleted in their entirety and replaced with the following sentence:

“We are pleased to accept the offer MIHI, LLC (the “Subscriber” or “you”) has made to purchase an aggregate of 2,000,000 units (the “Units”) of Terrapin 3 Acquisition Corporation, a Delaware corporation (the “Company”), each Unit comprising one share of Class A Common Stock of the Company, par value $0.0001 per share (“Class A Common Stock” or “Class A Share”) and one warrant to purchase one-half of one Share (“Warrant”) for an aggregate purchase price of $20,000,000.00. The Units, Class A Shares and Warrants, collectively, are hereinafter referred to as the “Securities”.”

(b)          The number “$40,004,700.35”, which appears in Section 1 and Section 3.1 of the Agreement, is hereby deleted each time it appears and replaced with the number “$20,000,000.00” each time it appears.

(c)          The last sentence of Section 2.2.3 of the Agreement is hereby deleted in its entirety and replaced with the following sentence:

“The Company will reserve sufficient Shares to permit full exercise of the Warrants.”

(d)          The second sentence of Section 3.1of the Agreement is hereby amended by deleting the phrase “and the shares of Class F Common Stock”.

(e)          Section 5.2 of the Agreement is hereby deleted in its entirety.

(f)          Section 5.3 of the Agreement is hereby amended by deleting the following in its entirety:

“All certificates representing the Class F Common Stock shall have endorsed thereon legends substantially as follows:

‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SUBSCRIBER AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP EXCEPT PURSUANT TO ITS TERMS.’”

Section 2.          Entire Agreement. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

Section 3.          Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Amendment is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Amendment are consummated as originally contemplated to the greatest extent possible.

Section 4.          Counterparts. This Amendment may be executed and delivered (including by facsimile transmission or by electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5.          Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by as of the date first written above by their respective officers thereunto duly authorized.

MIHI LLC

By:	/s/ Duncan Murdoch
Name: Duncan Murdoch
Title: Vice President

By:	/s/ Tobias Bachteler
Name: Tobias Bachteler
Title: Vice President

TERRAPIN 3 ACQUISITION CORPORATION

By:	/s/ Sanjay Arora
Name: Sanjay Arora
Title: Chief Executive Officer